UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas		76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011
_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2012, RadioShack Corporation (the “Company”) entered into a letter agreement with Mr. Telvin Jeffries appointing Mr. Jeffries as the Company’s Executive Vice President – Chief Human Resources Officer and General Manager of Retail Services, effective August 1, 2012.  Mr. Jeffries, who is 43, most recently served as Executive Vice President at Kohls Corporation ("Kohls").  Previously, Mr. Jeffries served as Vice President of Corporate Human Relations and Director of Executive Recruitment at Kohls.  A copy of the press release announcing Mr. Jeffries appointment is attached as Exhibit 99.1.

There is no family relationship between Mr. Jeffries and any other executive officer or director of the Company, and there is no such arrangement or understanding with any other person under which he was appointed.  All executive officers of the Company are appointed by the Board of Directors to serve until their successors are appointed.  There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Jeffries has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Jeffries’ appointment as Executive Vice President – Chief Human Resources Officer and General Manager of Retail Services of the Company, the following sets forth Mr. Jeffries’ base salary and restricted stock grant information.

Base Salary:	$430,000 per year
Restricted Stock (1):	125,000

__________________

(1)	The restricted stock will vest on each of the first three anniversaries of the grant date, in increments of one-third of the number of shares granted, provided Mr. Jeffries is employed by the Company on such vesting date.

In addition, Mr. Jeffries will participate in the Company’s 2012 annual bonus plan which was established pursuant to the RadioShack 2009 Annual and Long-Term Incentive Compensation Plan, approved by stockholders at the Company’s 2009 annual meeting (the “2009 Plan”).  Mr. Jeffries’ target annual bonus for 2012 is equal to 75% of his base salary and payment is subject to the Company achieving certain performance metrics.    For 2012, Mr. Jeffries’ annual bonus will be prorated, but is guaranteed to be a minimum bonus of not less than $300,000.  Mr. Jeffries will also participate in the Company’s long-term incentive bonus plan covering calendar years 2012 through 2014 (the “2012 LTIP”) established pursuant to the 2009 Plan.  Mr. Jeffries’ target compensation under the 2012 LTIP is $430,000.  The performance measures for Mr. Jeffries’ 2012 annual bonus and 2012 LTIP are the same performance measures approved by the Company’s Management Development and Compensation Committee of the Board of Directors for the other executive officers of the Company when these were established.

Mr. Jeffries will also be eligible to participate in the Company’s 401(k) plan, relocation benefits, Health and Welfare Plans, Officers’ Severance Program, Termination Protection Program, Executive Life and long term disability benefits.

Section 9 – Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.
99.1	Press Release, dated July 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: July 17, 2012	/s/ Dorvin D. Lively
Dorvin D. Lively
Executive Vice President -
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 16, 2012.